Exhibit 10.29

MEDIVATION, INC.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE AWARD PLAN

PERFORMANCE SHARE AWARD GRANT NOTICE

Medivation, Inc. (the “Company”), pursuant to its Amended and Restated 2004 Equity Incentive Award Plan (the “Plan”), hereby awards to Participant the award (the “Award”) set forth below. This Award is subject to all of the terms and conditions as set forth herein and in the Performance Share Award Agreement and the Plan, each of which is attached hereto and incorporated herein in its entirety. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or the Performance Share Award Agreement (the “Agreement”), as applicable.

Participant:
Date of Grant:

Number of Shares of Stock Subject to Target Award:	[ ] shares of Stock
Number of Shares of Stock Subject to Maximum Award:	[200% of number of shares of Stock subject to Target Award]
Term:

Determination of Actual Award: On the Certification Date, and provided that (i) the specified level of applicable Performance Goals is attained during the Performance Period and (ii) Participant has not experienced a Termination of Service prior to the Certification Date, the Company shall credit Participant with an Actual Award representing all or a portion (including none) of the Target Award or the Maximum Award (in the event of performance exceeding that of the Target Award, as indicated herein), as determined by the Committee based on the degree of achievement of the Performance Goals set forth on Exhibit A to the Agreement, subject to the conditions and limitations set forth in the Agreement.

Delivery of Shares: Subject to the limitations contained herein and the provisions of the Agreement and the Plan, the Company shall deliver to the Participant the shares of Stock subject to the Actual Award as provided in Section 4 of the Agreement.

Additional Terms/Acknowledgements: The Participant acknowledges receipt of, and understands and agrees to, this Award Grant Notice, the Agreement and the Plan (together, the “Award Documents”). Participant further acknowledges that as of the Date of Grant, the Award Documents set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject.

The Participant may designate receipt and acceptance of the Award and the terms of the Award Documents via electronic confirmation in accordance with instructions that accompany an electronic delivery of this Award Grant Notice by the Company to Participant.

ATTACHMENTS:	Performance Share Award Agreement and Amended and Restated 2004 Equity Incentive Award Plan

MEDIVATION, INC.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE AWARD PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the Performance Share Award Grant Notice (the “Grant Notice”) and this Performance Share Award Agreement (the “Agreement”), Medivation, Inc. (the “Company”) has awarded you, pursuant to its Amended and Restated 2004 Equity Incentive Award Plan (the “Plan”), the Award as indicated in the Grant Notice. This Agreement shall be deemed to be agreed to by the Company and you upon your electronic acceptance of the Award. Unless otherwise defined herein or in the Grant Notice, capitalized terms shall have the meanings set forth in the Grant Notice or Plan, as applicable.

The details of your Award are as follows.

1. DEFINITIONS

(a) “Actual Award” means the number of shares of Stock credited to the Participant based on achievement of applicable Performance Goals during the Performance Period.

(b) “Cause” means, as determined by the Board good faith, Employee has:

(1)	failed to perform his or her stated duties in all material respects, which failure continues for fifteen (15) days after Employee’s receipt of written notice of the failure from the Company;

(2)	intentionally and materially breached any provision of any written agreement with the Company, and has not cured such breach within fifteen (15) days after Employee’s receipt of written notice of the breach from the Company (provided that, the Company’s written notice is not required if Employee’s breach is not reasonably capable of cure);

(3)	demonstrated Employee’s personal dishonesty in connection with his or her employment with the Company;

(4)	engaged in willful misconduct in connection with his or her employment with the Company;

(5)	engaged in a breach of fiduciary duty in connection with his or her employment with the Company; or

(6)	willfully violated any material law, rule or regulation, or final cease-and-desist order (other than minor traffic violations or similar offenses), been convicted or pled guilty (including a no contest plea) to any felony, or engaged in other serious misconduct of such a nature that Employee’s continued employment may reasonably be expected to cause the Company substantial economic or reputational injury.

(c) “Certification Date” means the date on which the Committee certifies whether the Performance Goals have been met during the Performance Period under this Agreement.

(d) “Maximum Award” means the maximum number of shares of Stock that may be credited to the Participant if the applicable Performance Goals are achieved at the specified levels set by the Committee during the applicable Performance Period as set forth in the Grant Notice.

(e) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee as set forth on EXHIBIT A hereto.

(f) “Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining the Participant’s right to an Actual Award as set forth on EXHIBIT A hereto.

(g) “Target Award” means the number of shares of Stock that may be credited to the Participant if the Performance Golas are achieved at the target levels set by the Committee during the applicable Performance Period as set forth in the Grant Notice.

(h) “Termination of Service” means the time when the service relationship (whether as an Employee or a consultant) between the Participant and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death or Disability; but excluding (a) a termination where there is a simultaneous reemployment or continuing employment or consultancy of the Participant by the Company or any Subsidiary or a parent corporation thereof (within the meaning of Section 422 of the Code), (b) at the discretion of the Committee, a termination which results in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service for the purposes of this Agreement, including, but not by way of limitation, the question of whether, for Participants who are Employees of the Company or any of its Subsidiaries, a Termination of Service resulted from a discharge for Cause, and all questions of whether particular leaves of absence for Participants who are Employees of the Company or any of its Subsidiaries constitute Terminations of Service. Notwithstanding any other provision of the Plan or this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate the Participant’s employment and/or consultancy at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company and the Participant.

2. ENTITLEMENT TO SHARES. Provided that (i) the specified level of applicable Performance Goals is achieved during the Performance Period and (ii) you have not experienced a Termination of Service prior to the Certification Date, then, subject to the limitations contained herein and the provisions of the Plan, you shall be credited with an Actual Award on the Certification Date equal to all or a portion (including none) of the Target Award or the Maximum Award (in the event of performance exceeding that of the Target Award, as indicated herein), as determined by the Committee based on the degree of achievement of the Performance Goals; provided, however, that (x) if a specified level of Performance Goals is not achieved during the Performance Period, you will not be credited with or receive any shares of Stock as an Actual Award, and (y) the maximum number of shares of Stock for which you may be credited as an Actual Award will in no event exceed the Maximum Award.

3. DIVIDENDS. Prior to your receipt of any shares of Stock as under an Award, you shall not receive any payment or other adjustment in the number of shares subject to your Award for dividends or other distributions that may be made in respect of the shares of Stock to which your Award relates.

4. DELIVERY OF SHARES. Provided that you become entitled to receive an Actual Award in accordance with Section 2 of this Agreement, the Company shall issue and deliver to you (or, in the case of death, to your beneficiary designated pursuant to Section 8 of this Agreement or your estate as beneficiary, in the absence of such a designation) the certificates representing the shares of Stock subject to an Actual Award (the “Certificates”). The Certificates, when issued, shall be registered in your name (or the name of your beneficiary, in the case of death) and, subject to Section 11 of this Agreement, will be delivered within thirty (30) days following the Certification Date. However, in the event that the Company determines that you are subject to its policy regarding insider trading of Stock and any shares are scheduled to be delivered to you on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, then the Certificates covering such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next open “window period” applicable to you pursuant to such policy, but in no event later than the March 15 following the calendar year in which the Certification Date occurs. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

5. NUMBER OF SHARES. The number of shares of Stock subject to your Award will be adjusted from time to time for capitalization adjustments, as provided in Article 11 of the Plan.

6. SECURITIES LAW COMPLIANCE. The grant of your Award and the issuance of any shares of Stock pursuant to an Actual Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. You may not be issued any shares of Stock pursuant to an Actual Award if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, you may not be issued any shares of Stock pursuant to an Actual Award unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares of Stock or (ii) in the opinion of legal counsel to the Company, the shares of Stock may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT THE SHARES OF STOCK MAY NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock pursuant to an Actual Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any shares of Stock pursuant to an Actual Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7. RESTRICTIVE LEGENDS. The shares of Stock issued pursuant to an Actual Award shall be endorsed with appropriate legends, if any, determined by the Company.

8. TRANSFERABILITY. Your Award is not transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Stock pursuant to Section 4 of this Agreement.

9. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or any Subsidiary, or of the Company or any

Subsidiary to continue your employment. In addition, nothing in your Award shall obligate the Company or any Subsidiary, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or consultant for the Company or any Subsidiary.

10. UNSECURED OBLIGATION. Your Award is unfunded, and you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to an Actual Award under this Award Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Stock acquired pursuant to this Award Agreement until such Stock is issued to you pursuant to this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11. WITHHOLDING OBLIGATIONS. Regardless of any action taken by the Company or any Subsidiary with respect to any or all income, employment, social insurance, or payroll taxes, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and any Subsidiaries (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Award, the subsequent sale of shares of Stock acquired pursuant to an Actual Award, or the receipt of any dividends and (ii) do not commit to structure the terms of the grant or any other aspect of your Award to reduce or eliminate your liability for Tax-Related Items. At the time any Actual Award is determined, at the time you receive a distribution of shares of Stock pursuant to such Actual Award, or at any other time reasonably as requested by the Company or any Subsidiary, you shall pay or make adequate arrangements satisfactory to the the Company and/or any Subsidiary to satisfy all withholding obligations of the Company or Subsidiary. In this regard, at the time you receive a distribution of shares of Stock pursuant to an Actual Award, or at any other time as reasonably requested by the Company or any Subsidiary, you hereby authorize the withholding of that number of whole shares of Stock otherwise deliverable to you pursuant to an Actual Award under this Award Agreement having a fair market value not in excess of the amount of the Tax-Related Items determined by the applicable minimum statutory rates. Finally, you shall pay to the Company or Subsidiary (as applicable) any amount of the Tax-Related Items that the Company or any Subsidiary may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company and Subsidiaries shall have no obligation to deliver shares of Stock until you have satisfied the obligations in connection with the Tax-Related Items as described in this section.

12. NATURE OF AWARD. In accepting your Award, you acknowledge that:

(a) the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of your Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past;

(c) all decisions with respect to future Awards under the Plan, if any, will be at the sole discretion of the Committee;

(d) your participation in the Plan shall not create a right to further employment with the Company or any Subsidiary and shall not interfere with any ability of the Company or any Subsidiary to terminate your employment relationship at any time with or without cause;

(e) you are voluntarily participating in the Plan;

(f) an Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g) in the event that you are not an employee of the Company, your Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore, your Award will not be interpreted to form an employment contract with any Subsidiary;

(h) the future value of the shares of Stock subject to your Award is unknown and cannot be predicted with certainty; and

(i) no claim or entitlement to compensation or damages arises from termination of your Award or diminution in value of your Award or shares of Stock issued pursuant to an Actual Award resulting from a Termination of Service with the Company or any Subsidiary (for any reason whether or not in breach of applicable labor laws), and you irrevocably release the Company and Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by executing the Grant Notice, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

13. DELIVERY OF DOCUMENTS AND NOTICES. Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for you by the Company or a Subsidiary or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include the Plan prospectus, Grant Notice, Agreement, Certificates and U.S. financial reports of the Company, may be delivered to you electronically. Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.

(b) Consent to Electronic Delivery. You acknowledge that you have read Section 14 of this Agreement and consent to the electronic delivery of the Plan documents, as described in Section 14 of this Agreement. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at [            ]. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide the Company or any designated third party with a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at [            ]. Finally, you understand that you are not required to consent to electronic delivery.

14. DATA PRIVACY CONSENT. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and its Subsidiaries hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Stock pursuant to an Actual Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

15. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Award Agreement.

16. AMENDMENT. The Committee may, without notice, amend, suspend or terminate the Award; provided, however, that no such action may adversely affect the Award unless (i) expressly provided by the Committee and (ii) with the consent of you, unless such action is necessary to comply with any applicable law, regulation or rule.

17. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

18. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

EXHIBIT A

PERFORMANCE GOALS AND PERFORMANCE PERIOD